Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                         ARRAN2005

Arran Funding Limited - Series:                  05-B

ABS - Credit Card - Bank, Closing Date:          December 15, 2005

As at:                                                   March 15, 2006

                      RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY        NEXT PAY                   COUPON
TRANCHE   CURRENCY     ORIGINAL       CURRENT     ORIGINAL    CURRENT  FREQUENCY      DATE           BASIS                  CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA    AAA /Aaa/AAA    100%       100%    Quarterly   15 Jun 2006 3 Mth $ LIBOR       + 0.05%  4.54125%
Class A2     EUR    AAA /Aaa/AAA    AAA /Aaa/AAA    100%       100%     Monthly    18 Apr 2006 1 Mth EURIBOR       + 0.09%  2.52700%
Class A3     GBP    AAA /Aaa/AAA    AAA /Aaa/AAA    100%       100%    Quarterly   15 Jun 2006 3 Mth (pound) LIBOR + 0.09%  4.73875%
Class B3     GBP       A/A1/A          A/A1/A       100%       100%    Quarterly   15 Jun 2006 3 Mth (pound) LIBOR + 0.26%  4.90875%
Class C1     USD     BBB/Baa2/NR    BBB/Baa2/NR     100%       100%    Quarterly   15 Jun 2006 3 Mth $ LIBOR       + 0.40%  4.89125%
Class C3     GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%       100%    Quarterly   15 Jun 2006 3 Mth (pound) LIBOR + 0.46%  5.10875%

             Scheduled start of Controlled Accumulation Period:       1 June, 2009
             Expected maturity:                                       15 December, 2010
             Legal final maturity:                                    15 December, 2012
             Structure:                                               Sr/sub Seq Pay
             Tax Election:                                            Debt
             Amort. Type:                                             Soft Bullet
             Transferors:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
             Originators:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
             Servicer:                                                RBS Cards, a division of The Royal Bank of Scotland plc
             Trustee:                                                 Bank of New York (The)
             Underwriter:                                             The Royal Bank of Scotland plc

Pool Performance

Month end        Gross      Expense    Gross Charge       Excess       Excess       Transferor Interest
               Yield (%)   Rate (%)    Off Rate (%)     Spread (%)    Spread (%)             %           Min %
                                                                    Roll 1/4 Ave
Feb 28, 2006    16.86%       5.11%             5.48%      6.27%         N/A                43.52%          6%
Jan 31, 2006    18.43%       5.49%             5.77%      7.16%         N/A                44.22%          6%
Dec 31, 2005    18.30%        N/A              5.77%       N/A          N/A                45.42%          6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                    (% Pool)
             -------------------------------------------------------
Month end      30-59 days   60-89 days    90-179 days    180+ days      Total
---------      ----------   ----------    -----------    ---------      -----

Feb 28, 2006     1.27%         0.92%         2.19%          3.07%       7.46%
Jan 31, 2006     1.21%         0.88%         2.15%          2.93%       7.17%
Dec 31, 2005     1.12%         0.88%         2.06%          2.82%       6.88%

Payment Rate

                  Payments                                   Pool balance
             -------------------                            --------------
Month End    Total ((pound)000)    Rate (%)                   (pound)000

Feb 28, 2006     1,071,000          20.31%                     5,212,805
Jan 31, 2006     1,239,187          23.00%                     5,272,903
Dec 31, 2005     1,200,032          22.34%                     5,386,670

Average Actual Balance:                                    (pound) 1,115

Number of Accounts:                                            4,677,142

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business